Amendment to Fund Participation Agreement
This Amendment (the “Amendment”), by and among Lincoln Variable Insurance Products Trust, a Delaware statutory trust (“Trust”), on its behalf and on behalf of its investment series set forth in Exhibit A (each, a “Fund”), Lincoln Financial Investments Corporation, a Tennessee corporation (“Adviser”), Lincoln Financial Distributors, Inc., a Connecticut corporation (“Distributor”), and Kansas City Life Insurance Company ("Company"), a life insurance company organized under the laws of the State of Missouri, is effective as of April 29, 2024 (the “Effective Date”).

WHEREAS, the parties hereto entered into the Fund Participation Agreement (“FPA”), executed and effective as of May 01, 2023, as amended, and

WHEREAS, the parties desire to amend the Agreement to permit the separate accounts to invest in additional funds;

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties, intending to be legally bound, agree as follows:

1.	Exhibit A be deleted in its entirety and replaced with Exhibit A attached hereto.
2.	Unless otherwise defined in this Amendment, all terms used herein shall have the meanings they were ascribed in the Agreement.
3.	All other terms and conditions of the Agreement remain in effect and are hereby incorporated herein by reference.
4.	This Amendment may be executed in counterparts, each of which shall be deemed to be an original.
[Signature Page to Follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed by its duly authorized representative as of the Effective Date.

Lincoln Variable Insurance Products Trust		Lincoln Financial Investments Corporation
By:	/s/ Benjamin Richer	By:	/s/ Benjamin Richer
Name:	Benjamin Richer	Name:	Benjamin Richer
Title:	SVP, Head of Funds Management	Title:	SVP, Head of Funds Management
Date:	4/17/2024	Date:	4/17/2024

Lincoln Financial Distributors, Inc.		Kansas City Life Insurance Company
By:	/s/ Thomas O’Neill	By:	/s/ A. Craig Mason Jr.
Name:	Thomas O’Neill	Name:	A. Craig Mason Jr.
Title:	SVP	Title:	Senior Vice President, General Counsel & Secretary
Date:	4/17/2024	Date:	4/11/2024

Exhibit A
Funds
Dated as of April 29, 2024

The currently available Funds of the Trust are:

LVIP American Century Capital Appreciation Fund
LVIP American Century Disciplined Core Value Fund
LVIP American Century Inflation Protection Fund
LVIP American Century International Fund
LVIP American Century Mid Cap Value Fund
LVIP American Century Ultra Fund
LVIP American Century Value Fund
LVIP JPMorgan U.S. Equity Fund
LVIP JP Morgan Small Cap Core Fund
LVIP JPMorgan Mid Cap Value Fund